Exhibit 10.5
Eleventh Amendment to License Agreement
This Eleventh Amendment to License Agreement (“Eleventh Amendment”) is dated May 4, 2023 (“Effective Date”) and entered into by and between Prime Medicine, Inc. (“Licensee”) and MIL 21E, LLC (“Licensor”).
WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated March 16, 2020, as amended by that certain First Amendment to License Agreement dated August 17, 2020, as amended by that certain Second Amendment to License Agreement dated October 21, 2020, as amended by that certain Third Amendment to License Agreement dated May 24, 2021, as amended by that certain Fourth Amendment to License Agreement dated July 27, 2021, as amended by that certain Fifth Amendment to License Agreement dated December 20, 2021, as amended by that certain Sixth Amendment to License Agreement dated April 5, 2022, as amended by that certain Seventh Amendment to License Agreement dated May 27, 2022, as amended by that certain Eighth Amendment dated June 21, 2022, as amended by that certain Ninth Amendment dated March 17, 2023, as amended by that certain Tenth Amendment dated April 14, 2023 (collectively “License Agreement”);
WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;
WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,
WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Nineth Amendment, have the same meaning as set forth in the License Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement agree as follows:
1.Parking. The License Agreement is hereby amended by adding the following language to the end of Section 6:
Effective May 4, 2023, subject to ongoing availability, Licensee shall have a non-exclusive, revocable license to use two (2) additional Additional Parking Spaces (as defined in the Seventh Amendment to License Agreement), for a total of three (3), subject to all terms and conditions of this Section, including payment of the Additional Parking Space Fees.
2.Ratification. Except as amended herein, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.
3.Counterparts. This Eleventh Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.
[signatures on following page]

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Eleventh Amendment as of the Effective Date.

LICENSOR	LICENSEE
/s/ Brian Taylor	/s/ Keith Gottesdiener
By: Brian Taylor Title: Head of Biopharma Solutions	By: Keith Gottesdiener Title: CEO